                                                      Registration No.
                                                                      ----------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           The Securities Act of 1933
                           --------------------------

                                 CRIIMI MAE INC.
             (Exact name of registrant as specified in its charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

                                   52-1622022
                      (I.R.S. Employer Identification No.)

                11200 Rockville Pike
                 Rockville, Maryland                    20852
         (Address of principal executive offices)          (Zip Code)

                      Employee Stock Option Agreements and
                       Stock Option Plan for Key Employees
                           (Full titles of the plans)

                               William B. Dockser
                              Chairman of the Board
                                 CRIIMI MAE Inc.
                              11200 Rockville Pike
                            Rockville, Maryland 20852
                     (Name and address of agent for service)

                                 (301) 816-2300
          (Telephone number, including area code, of agent for service)

      The Commission is requested to send copies of all communications to:
                             James B. Halpern, Esq.
                        Arent Fox Kintner Plotkin & Kahn
                          1050 Connecticut Avenue, N.W.
                             Washington, D.C. 20036
                                 (202) 857-6246

                                                   CALCULATION OF REGISTRATION FEE


                                     Amount               Proposed             Proposed            Amount of
Title of Securities                  to be                Maximum               Maximum           Registration
 to be Registered                   Registered          Offering Price      Aggregate Offering        Fee
-------------------              ----------------       --------------      ------------------    ------------
Common Stock, $.01 par value     3,500,000 Shares          $9.0625              $31,718,750          $10,938

(1)  Pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock on January 16, 1996, as reported by the Wall Street Journal.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     The following documents filed by registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     1. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended on Form 10K/A on March 27, 1995 and April 11, 1995.

     2. Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995.

     3. Description of registrant's Common Stock contained in registrant's Prospectus dated July 13, 1994.

     In addition, all documents subsequently filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     Under Maryland law, a corporation formed under Maryland law is permitted to limit, by provisions in its articles of incorporation, the liability of its directors and officers to the corporation or its stockholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Registrant's Articles of Incorporation include such a provision, which limits such liability to the fullest extent permitted by Maryland law.

     Under Maryland law, a corporation formed under Maryland law is permitted to provide, by provisions in its articles of incorporation and bylaws, for the indemnification of directors, officers, and other corporate agents, against any liability and related expenses incurred in connection with certain proceedings arising out of the corporation's business. Registrant's Articles of Incorporation and Bylaws contain such provisions. Registrant's Articles of Incorporation provide that registrant shall so indemnify its directors and officers and may so indemnify any other persons who may be indemnified, to the fullest extent permitted by law. Registrant's Bylaws provide that registrant shall so indemnify its directors, officers, and adviser, and may so indemnify all other persons who may be indemnified, to the fullest extent permitted by law.

     Registrant has purchased and maintains liability insurance against liabilities that may be asserted against such persons in connection with registrant, whether or not indemnification against such liabilities would be permitted under the provisions of registrant's Articles of Incorporation or Bylaws.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     See Exhibit Index on page 8.

Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs
          (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland on the 16th day of January, 1996.

                                   CRIIMI MAE INC.


                              By:  /s/  William B. Dockser
                                        ------------------
                                        William B. Dockser
                                        Chairman of the Board

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints William B. Dockser and H. William Willoughby, and each of them severally, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                            Date


/s/ William B. Dockser      Chairman of the Board and Chief  January 16, 1996
    ------------------      Executive Officer
    William B. Dockser


    H. William Willoughby   Director, President and          December ___, 1995
    ---------------------   Secretary
    H. William Willoughby


/s/ Cynthia O. Azzara       Principal Financial and          January 16, 1996
    -----------------       Accounting Officer
    Cynthia O. Azzara


/s/ Garrett G. Carlson, Sr. Director                         December 27, 1995
    -----------------------
    Garrett G. Carlson, Sr.


/s/ G. Richard Dunnells     Director                         December 27, 1995
    -------------------
    G. Richard Dunnells


/s/ Robert F. Tardio        Director                         December 27, 1995
    ----------------
    Robert F. Tardio

                                  Exhibit Index


Exhibit

4    Instruments Defining Rights
     of Security Holders

     (a)  Option Agreement between Registrant and
          William B. Dockser

     (b)  Option Agreement between Registrant and
          H. William Willoughby

     (c)  The Registrant's Amended and Restated Stock
          Option Plan for Key Employees

     (d)  Form of Option Agreement for Cynthia O. Azzara,
          Frederick J. Burchill, Jay R. Cohen, and
          Deborah A. Linn

     (e)  Form of Option Agreement for other key
          employees

5    Opinion of Arent Fox Kintner Plotkin & Kahn

24   Consents

     (a)  Consent of Arent Fox Kintner Plotkin
          & Kahn: included in exhibit 5

     (b)  Consent of Arthur Andersen LLP

25   Power of Attorney: included on page 7.

                                     EXHIBIT

                                      4(a)

                                OPTION AGREEMENT


     THIS (this "Agreement") is made and entered into effective as of June 30, 1995 (the "Effective Time"), by and between CRIIMI MAE Inc., a Maryland corporation (the "Company"), and William B. Dockser (the "Executive"), a resident of the State of Maryland.


                                    RECITALS

     R-1. CRIIMI MAE Management, Inc. ("CRIIMI Management"), an affiliate of the Company, employs the Executive in a key professional capacity, pursuant to an Employment and Non-Competition Agreement (the "Employment Agreement") made effective as of the Effective Time.

     R-2. The Company wishes to provide to the Executive opportunities to purchase shares of the Company's common stock (the "Common Stock"), upon the terms and conditions set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

     1. Grant of Options; Option Prices. Subject to the provisions set forth in this Agreement, the Company grants to the Executive, and the Executive accepts from the Company, an option (upon each partial or a total exercise, an "Option") to purchase from the Company up to (a) One Million (1,000,000) shares of Common Stock for a purchase price (the "First Option Price") of One Dollar and Fifty Cents ($1.50) per share more than the aggregate average of the high and low sales prices of a share of Common Stock during the ten (10) trading days immediately preceding the Effective Time (the "Trading Price") and (b) Five Hundred Thousand (500,000) shares of Common Stock for a purchase price (the "Second Option Price") of Four Dollars ($4.00) per share more than the Trading Price, but in no event shall either Option Price be less than the fair market
value of a share of Common Stock on the Effective Time.    The First Option
Price and the Second Option Price are subject to adjustment as set forth in
Section 2 below.

     2.   Common Stock; Adjustments.

          A. Type of Stock. Common Stock issued pursuant to this Agreement may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of this Agreement. The Company may direct that any certificate evidencing Common Stock issued pursuant to this Agreement shall bear a legend setting forth such restrictions on transferability as may apply to such shares. All such shares of Common Stock are referred to in this Agreement as "Option Shares".

          B. Change in Number of Shares. If there is any change in the number of shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for each outstanding Option and the number of such shares covered by each outstanding Option, and the Option Price per share applicable under each outstanding Option, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided however, that any fractional shares resulting from any such adjustment shall be eliminated.

          C. Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, each outstanding Option granted under this Agreement shall terminate as of a date to be fixed by the Company; provided however, that the Executive shall have the right, immediately prior to such termination, to exercise such outstanding Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such outstanding Options would not otherwise be exercisable.

          D. Corporate Reorganization. If there is any change in the number of outstanding shares of Common Stock by reason of merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Common Stock available for issuance both in the aggregate and with respect to each outstanding Option, and the Option Price per share applicable under each outstanding Option, shall be equitably adjusted by the Company, whose determination shall be final, binding and conclusive. In the event of any merger, consolidation or combination of the Company with or into another corporation (other than a merger, consolidation or combination in which the Company is the surviving corporation and which does not result in any reclassification or other change in the number of outstanding shares of Common Stock), the Executive shall have the right thereafter and during the term of each such Option to receive, after such Option is duly exercised in accordance with the terms of this Agreement, for each share of Common Stock as to which the Option shall be exercised, the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof which would have been received upon such merger, consolidation or combination by the holder of one share of Common Stock immediately prior to such merger, consolidation or combination.

          E. Change in Common Stock. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Agreement.

          F. Adjustments by Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the President of the Company, or the President's designee, whose determination in that respect shall be final, binding and conclusive.

          G. No Other Rights. Except as expressly provided in this Section 2, the Executive shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number shares of Common Stock subject to an Option. The grant of the Options pursuant to this Agreement shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     3.   Timing of Exercise; Vesting Schedule.

          A.   Timing.  Subject to the vesting schedule set forth in
Section 2.B. below and earlier termination as provided in Section 5 below, an Option may be exercised at any time or from time to time prior to the close of business on the day before the eighth anniversary of the Effective Time.

          B. Vesting Schedule. The right to purchase Option Shares is limited to Options which have vested. Subject to Section 2 above and Section 5 below, the Executive's rights to exercise Options to purchase Option Shares shall vest in accordance with the following schedule:

          (i) such rights shall vest as to one-fifth (1/5) of the Option Shares available for each of the First Option Price and the Second Option Price on the first anniversary of the Effective Time;

          (ii) such rights shall vest as to a second one-fifth (1/5) of the Option Shares available for each of the First Option Price and the Second Option Price on the second anniversary of the Effective Time;

          (iii) such rights shall vest as to a third one-fifth (1/5) of the Option Shares available for each of the First Option Price and the Second Option Price on the third anniversary of the Effective Time;

          (iv) such rights shall vest as to a fourth one-fifth (1/5) of the Option Shares available for each of the First Option Price and the Second Option Price on the fourth anniversary of the Effective Time; and

          (v) such rights shall vest as to the remaining one-fifth (1/5) of the Option Shares available for each of the First Option Price and the Second Option Price on the fifth anniversary of the Effective Time.

     4. Manner of Exercise. Option Shares may be purchased by giving the Company notice of exercise of an Option sent in accordance with the notice provisions of this Agreement. The notice shall specify the number of Option Shares being purchased and payment in full for the Option Shares shall accompany the notice of exercise, in cash or, with the Company's approval, in Common Stock held by the Executive for at least six months having a fair market value in the aggregate equal to the required payment or in a combination of cash and such shares. No Option may be exercised at any one (1) time for less than one hundred (100) shares of Common Stock, unless the number of Option Shares remaining to be purchased is fewer than one hundred (100), in which case the last Option shall be to purchase all of the remaining Option Shares. Each Option shall be exercised in accordance with any other administrative regulations as the Company shall from time to time adopt.

     5. Termination of Executive's Employment. Capitalized terms not otherwise identified in this Section shall have the respective meanings attributed to them in the Employment Agreement. The following shall be the treatment accorded the Executive's right to exercise Options to purchase Option Shares upon the termination of the Executive's employment by CRIIMI Management:

          (a) Termination by Death. If the Executive's employment is terminated by death, any rights to exercise Options to purchase Option Shares under this Agreement that shall not have vested pursuant to Section 3.B of this Agreement shall vest immediately upon the death of the Executive.

          (b) Termination for Cause. If the Executive's employment is terminated by CRIIMI Management for Cause, any rights to exercise Options to purchase Option Shares under this Agreement that shall not have vested pursuant to Section 3.B of this Agreement within thirty (30) days following such termination shall terminate. Furthermore, all rights to exercise Options to purchase Option Shares that are vested or will vest within such thirty (30) day period must be exercised within one hundred eighty (180) days following such termination of employment or such rights shall terminate.

          (c) Termination Without Cause. If the Executive's employment is terminated by CRIIMI Management without Cause, the Executive's right to exercise Options to purchase Option Shares in accordance with the vesting schedule set forth in Section 3.B of this Agreement shall not be affected by any such termination of employment without Cause.

          (d) Termination for Permanent Disability. If the Executive's employment is terminated by CRIIMI Management because of the Executive's Permanent Disability, the Executive's right to exercise Options to purchase Option Shares in accordance with the vesting schedule set forth in Section 3.B of this Agreement shall not be affected by any such termination of employment due to Permanent Disability.

          (e) Involuntary Resignation. If an Involuntary Resignation of the Executive occurs, the Executive's right to exercise Options to purchase Option Shares in accordance with the vesting schedule set forth in Section 3.B of this Agreement shall not be affected by any such Involuntary Resignation.

          (f) Voluntary Resignation. If the Executive voluntarily resigns the Executive's employment, any rights to exercise Options to purchase Option Shares that have not vested pursuant to Section 3.B of this Agreement shall terminate immediately upon such voluntary resignation. Furthermore, all rights to exercise Options to purchase Option Shares that are vested must be exercised within one hundred eighty (180) days following such voluntary resignation or such rights shall terminate.

          (g) Failure to Extend the Term. If the Executive is an employee of CRIIMI Management at the fifth anniversary of the commencement of the Term and the Executive and CRIIMI Management have not reached mutual agreement with respect to the Executive's continued employment by CRIIMI Management and the Executive's employment is deemed to be terminated, the vesting schedule and the Executive's right to exercise Options to purchase Option Shares set forth in
Section 3.B of this Agreement shall not be affected by any such termination.

     6. Non-Transferability of Options. The Options granted under this Agreement are not transferable other than by will or by the laws of descent and distribution, and, during the Executive's lifetime, each Option may be exercised only by the Executive, or if the Executive becomes incapacitated, by the Executive's legally appointed representative.

     7. Rights as a Shareholder. The Executive or a permitted transferee of the Options shall have no rights as a shareholder with respect to any shares covered by the Options until the date of the issuance of a stock certificate to the Executive or permitted transferee for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 2 above.

     8. No Grant of Other Rights. Nothing in this Agreement shall confer upon the Executive any right to continue in the employ of CRIIMI MAE Management, Inc., ("CRIIMI Management"), the Company or any of their respective divisions or affiliates, or interfere in any way with the right of CRIIMI Management, the Company or any such division or affiliate to terminate such employment at any time.

     9. Agreements Regarding Withholding Taxes. No later than the date of exercise of any Option granted hereunder, the Executive will pay to CRIIMI Management or make arrangements satisfactory to CRIIMI Management regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option, if any. The Executive may, with CRIIMI Management's prior approval, make such payment in whole or in part by surrendering Common Stock to CRIIMI Management, valued at its fair market value.

     10.  Representations and Acknowledgements by the Executive.

          A. Investment Intent; Resale. The Executive represents, warrants and agrees that the Executive will acquire and hold the shares purchased on exercise of an Option for the Executive's own account for investment and not with the view to the resale or distribution thereof, except for resales or distributions in accordance with federal and state securities laws, and that the Executive will not, at any time or times, directly or indirectly, offer, sell, distribute, pledge, or otherwise grant a security interest in or otherwise dispose of or transfer all, any portion of or any interest in, any shares purchased on exercise of an Option (or solicit an offer to buy, take in pledge or otherwise acquire or receive, all or any portion thereof), except pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement has become effective and is current with respect to the shares being offered or sold, or
(ii) a specific exemption from the registration requirements of the Act. If the Company so requires, the availability of such exemption shall be the subject matter of an opinion of counsel reasonably acceptable to the Company that no registration under the Act is required with respect to such offer, sale, distribution, pledge, grant or other disposition or transfer.

          B. Compliance with Securities Laws. The Executive understands that the Options have been granted and the shares to be sold to the Executive upon exercise of an Option will be sold to the Executive pursuant to exemptions from the registration requirements in the Act until such time as the Company shall file a Registration Statement under the Act which has become effective and is current with respect to the shares being sold to the Executive pursuant to an Option and, in this connection, the Company is relying in part on the representations set forth in this Agreement.

          C. Information regarding Common Stock; Use of Proceeds. The Executive acknowledges that the Executive has received and reviewed a description of the Common Stock of the Company contained in that certain "Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934" filed with the Securities and Exchange Commission regarding the Special Meeting of the Stockholders of the Company held on June 21, 1995. The Executive further acknowledges that the Executive understands that the Company may use the proceeds from the exercise of any Option for general corporate purposes.

     11. Registration of Option Shares. The Company agrees to file with the Securities and Exchange Commission a Registration Statement under the Act on Form S-8 with respect to the Option Shares no later than the first anniversary of the Effective Time.


     12. Other Payments or Options. Nothing contained in this Agreement shall be deemed in any way to limit or restrict the Company from making any option to purchase Common Stock or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     13.  Miscellaneous.

          A. Notices. All notices and other communications required or permitted under this Agreement shall be in writing, and shall be deemed properly given if delivered personally, mailed by registered or certified mail in the United States mail, postage prepaid, return receipt requested, sent by facsimile, or sent by Express Mail, Federal Express or other nationally recognized express delivery service, as follows:

          If to the Company:

               CRIIMI MAE Inc.
               11200 Rockville Pike
               Rockville, MD  20852
               Attention:   Chairman of the Board
               Fax Number:  301-231-0399

          If to the Executive:

               William B. Dockser
               8906 Clewerwall Drive
               Bethesda, MD  20817
               Fax Number:  301-469-0978

Notice given by hand, certified or registered mail, or by Express Mail, Federal Express or other such express delivery service shall be effective upon actual receipt. Notice given by facsimile transmission shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile transmission shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

          B. Successors. The rights and obligations of the Company and entity affiliates of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and entity affiliates of the Company and their respective successors and assigns, and the rights and obligations of the Executive under this Agreement shall inure to the benefit of, and shall be binding upon, the Executive and the Executive's heirs and personal and legal representatives.

          C. Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Montgomery County, Maryland in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the costs of its own experts and counsel's fees.

          D. Governing Law. This Agreement shall be governed by, and construed in accordance with the provisions of, the law of the State of Maryland, without reference to provisions that refer a matter to the law of any other jurisdiction.

          E. No Effect on Other Rights. The Options granted pursuant to this Agreement are in addition to any other rights and options which may be granted to the Executive under any qualified, non-qualified, incentive, bonus and other stock or stock option plans which may be adopted by the Company.

          F. Surrender of Original Agreement. If the Executive exercises a single Option to purchase all of the Option Shares at one time, the Executive's original counterpart of this Agreement shall be surrendered to the Company for cancellation. If an Option is exercised to purchase less than all of the remaining Option Shares to which the Executive is entitled or a change in the number or designation of the Common Stock shall be made, the Executive's original counterpart of this Option Agreement shall be delivered by the Executive to the Company for the purpose of making an appropriate notation or otherwise reflecting on such counterpart such partial exercise or change.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement, intending to be bound legally.

                         THE COMPANY:

                         CRIIMI MAE Inc.
                           a Maryland corporation

                         By:  /s/  ---------------------
                                   H. William Willoughby
                                   President


                                   THE EXECUTIVE:


                            /s/    --------------------
                                   William B. Dockser

                                     EXHIBIT

                                      4(b)

                                OPTION AGREEMENT


     THIS OPTION AGREEMENT(this "Agreement") is made and entered into effective as of June 30, 1995 (the "Effective Time"), by and between CRIIMI MAE Inc., a Maryland corporation (the "Company"), and H. William Willoughby (the "Executive"), a resident of the Commonwealth of Virginia.


                                    RECITALS

     R-1. CRIIMI MAE Management, Inc. ("CRIIMI Management"), an affiliate of the Company, employs the Executive in a key professional capacity, pursuant to an Employment and Non-Competition Agreement (the "Employment Agreement") made effective as of the Effective Time.

     R-2. The Company wishes to provide to the Executive opportunities to purchase shares of the Company's common stock (the "Common Stock"), upon the terms and conditions set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

     1. Grant of Options; Option Prices. Subject to the provisions set forth in this Agreement, the Company grants to the Executive, and the Executive accepts from the Company, an option (upon each partial or a total exercise, an "Option") to purchase from the Company up to (a) One Million (1,000,000) shares of Common Stock for a purchase price (the "First Option Price") of One Dollar and Fifty Cents ($1.50) per share more than the aggregate average of the high and low sales prices of a share of Common Stock during the ten (10) trading days immediately preceding the Effective Time (the "Trading Price") and (b) Five Hundred Thousand (500,000) shares of Common Stock for a purchase price (the "Second Option Price") of Four Dollars ($4.00) per share more than the Trading Price, but in no event shall either Option Price be less than the fair market
value of a share of Common Stock on the Effective Time.    The First Option
Price and the Second Option Price are subject to adjustment as set forth in
Section 2 below.

     2.   Common Stock; Adjustments.

          A. Type of Stock. Common Stock issued pursuant to this Agreement may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of this Agreement. The Company may direct that any certificate evidencing Common Stock issued pursuant to this Agreement shall bear a legend setting forth such restrictions on transferability as may apply to such shares. All such shares of Common Stock are referred to in this Agreement as "Option Shares".

          B. Change in Number of Shares. If there is any change in the number of shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for each outstanding Option and the number of such shares covered by each outstanding Option, and the Option Price per share applicable under each outstanding Option, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided however, that any fractional shares resulting from any such adjustment shall be eliminated.

          C. Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, each outstanding Option granted under this Agreement shall terminate as of a date to be fixed by the Company; provided however, that the Executive shall have the right, immediately prior to such termination, to exercise such outstanding Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such outstanding Options would not otherwise be exercisable.

          D. Corporate Reorganization. If there is any change in the number of outstanding shares of Common Stock by reason of merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Common Stock available for issuance both in the aggregate and with respect to each outstanding Option, and the Option Price per share applicable under each outstanding Option, shall be equitably adjusted by the Company, whose determination shall be final, binding and conclusive. In the event of any merger, consolidation or combination of the Company with or into another corporation (other than a merger, consolidation or combination in which the Company is the surviving corporation and which does not result in any reclassification or other change in the number of outstanding shares of Common Stock), the Executive shall have the right thereafter and during the term of each such Option to receive, after such Option is duly exercised in accordance with the terms of this Agreement, for each share of Common Stock as to which the Option shall be exercised, the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof which would have been received upon such merger, consolidation or combination by the holder of one share of Common Stock immediately prior to such merger, consolidation or combination.

          E. Change in Common Stock. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Agreement.

          F. Adjustments by Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the President of the Company, or the President's designee, whose determination in that respect shall be final, binding and conclusive.

          G. No Other Rights. Except as expressly provided in this Section 2, the Executive shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number shares of Common Stock subject to an Option. The grant of the Options pursuant to this Agreement shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     3.   Timing of Exercise; Vesting Schedule.

          A.   Timing.  Subject to the vesting schedule set forth in
Section 2.B. below and earlier termination as provided in Section 5 below, an Option may be exercised at any time or from time to time prior to the close of business on the day before the eighth anniversary of the Effective Time.

          B. Vesting Schedule. The right to purchase Option Shares is limited to Options which have vested. Subject to Section 2 above and Section 5 below, the Executive's rights to exercise Options to purchase Option Shares shall vest in accordance with the following schedule:

          (i) such rights shall vest as to one-fifth (1/5) of the Option Shares available for each of the First Option Price and the Second Option Price on the first anniversary of the Effective Time;

          (ii) such rights shall vest as to a second one-fifth (1/5) of the Option Shares available for each of the First Option Price and the Second Option Price on the second anniversary of the Effective Time;

          (iii) such rights shall vest as to a third one-fifth (1/5) of the Option Shares available for each of the First Option Price and the Second Option Price on the third anniversary of the Effective Time;

          (iv) such rights shall vest as to a fourth one-fifth (1/5) of the Option Shares available for each of the First Option Price and the Second Option Price on the fourth anniversary of the Effective Time; and

          (v) such rights shall vest as to the remaining one-fifth (1/5) of the Option Shares available for each of the First Option Price and the Second Option Price on the fifth anniversary of the Effective Time.

     4. Manner of Exercise. Option Shares may be purchased by giving the Company notice of exercise of an Option sent in accordance with the notice provisions of this Agreement. The notice shall specify the number of Option Shares being purchased and payment in full for the Option Shares shall accompany the notice of exercise, in cash or, with the Company's approval, in Common Stock held by the Executive for at least six months having a fair market value in the aggregate equal to the required payment or in a combination of cash and such shares. No Option may be exercised at any one (1) time for less than one hundred (100) shares of Common Stock, unless the number of Option Shares remaining to be purchased is fewer than one hundred (100), in which case the last Option shall be to purchase all of the remaining Option Shares. Each Option shall be exercised in accordance with any other administrative regulations as the Company shall from time to time adopt.

     5. Termination of Executive's Employment. Capitalized terms not otherwise identified in this Section shall have the respective meanings attributed to them in the Employment Agreement. The following shall be the treatment accorded the Executive's right to exercise Options to purchase Option Shares upon the termination of the Executive's employment by CRIIMI Management:

          (a) Termination by Death. If the Executive's employment is terminated by death, any rights to exercise Options to purchase Option Shares under this Agreement that shall not have vested pursuant to Section 3.B of this Agreement shall vest immediately upon the death of the Executive.

          (b) Termination for Cause. If the Executive's employment is terminated by CRIIMI Management for Cause, any rights to exercise Options to purchase Option Shares under this Agreement that shall not have vested pursuant to Section 3.B of this Agreement within thirty (30) days following such termination shall terminate. Furthermore, all rights to exercise Options to purchase Option Shares that are vested or will vest within such thirty (30) day period must be exercised within one hundred eighty (180) days following such termination of employment or such rights shall terminate.

          (c) Termination Without Cause. If the Executive's employment is terminated by CRIIMI Management without Cause, the Executive's right to exercise Options to purchase Option Shares in accordance with the vesting schedule set forth in Section 3.B of this Agreement shall not be affected by any such termination of employment without Cause.

          (d) Termination for Permanent Disability. If the Executive's employment is terminated by CRIIMI Management because of the Executive's Permanent Disability, the Executive's right to exercise Options to purchase Option Shares in accordance with the vesting schedule set forth in Section 3.B of this Agreement shall not be affected by any such termination of employment due to Permanent Disability.

          (e) Involuntary Resignation. If an Involuntary Resignation of the Executive occurs, the Executive's right to exercise Options to purchase Option Shares in accordance with the vesting schedule set forth in Section 3.B of this Agreement shall not be affected by any such Involuntary Resignation.

          (f) Voluntary Resignation. If the Executive voluntarily resigns the Executive's employment, any rights to exercise Options to purchase Option Shares that have not vested pursuant to Section 3.B of this Agreement shall terminate immediately upon such voluntary resignation. Furthermore, all rights to exercise Options to purchase Option Shares that are vested must be exercised within one hundred eighty (180) days following such voluntary resignation or such rights shall terminate.

          (g) Failure to Extend the Term. If the Executive is an employee of CRIIMI Management at the fifth anniversary of the commencement of the Term and the Executive and CRIIMI Management have not reached mutual agreement with respect to the Executive's continued employment by CRIIMI Management and the Executive's employment is deemed to be terminated, the vesting schedule and the Executive's right to exercise Options to purchase Option Shares set forth in
Section 3.B of this Agreement shall not be affected by any such termination.

     6. Non-Transferability of Options. The Options granted under this Agreement are not transferable other than by will or by the laws of descent and distribution, and, during the Executive's lifetime, each Option may be exercised only by the Executive, or if the Executive becomes incapacitated, by the Executive's legally appointed representative.

     7. Rights as a Shareholder. The Executive or a permitted transferee of the Options shall have no rights as a shareholder with respect to any shares covered by the Options until the date of the issuance of a stock certificate to the Executive or permitted transferee for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 2 above.

     8. No Grant of Other Rights. Nothing in this Agreement shall confer upon the Executive any right to continue in the employ of CRIIMI MAE Management, Inc., ("CRIIMI Management"), the Company or any of their respective divisions or affiliates, or interfere in any way with the right of CRIIMI Management, the Company or any such division or affiliate to terminate such employment at any time.

     9. Agreements Regarding Withholding Taxes. No later than the date of exercise of any Option granted hereunder, the Executive will pay to CRIIMI Management or make arrangements satisfactory to CRIIMI Management regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option, if any. The Executive may, with CRIIMI Management's prior approval, make such payment in whole or in part by surrendering Common Stock to CRIIMI Management, valued at its fair market value.

     10.  Representations and Acknowledgements by the Executive.

          A. Investment Intent; Resale. The Executive represents, warrants and agrees that the Executive will acquire and hold the shares purchased on exercise of an Option for the Executive's own account for investment and not with the view to the resale or distribution thereof, except for resales or distributions in accordance with federal and state securities laws, and that the Executive will not, at any time or times, directly or indirectly, offer, sell, distribute, pledge, or otherwise grant a security interest in or otherwise dispose of or transfer all, any portion of or any interest in, any shares purchased on exercise of an Option (or solicit an offer to buy, take in pledge or otherwise acquire or receive, all or any portion thereof), except pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement has become effective and is current with respect to the shares being offered or sold, or
(ii) a specific exemption from the registration requirements of the Act. If the Company so requires, the availability of such exemption shall be the subject matter of an opinion of counsel reasonably acceptable to the Company that no registration under the Act is required with respect to such offer, sale, distribution, pledge, grant or other disposition or transfer.

          B. Compliance with Securities Laws. The Executive understands that the Options have been granted and the shares to be sold to the Executive upon exercise of an Option will be sold to the Executive pursuant to exemptions from the registration requirements in the Act until such time as the Company shall file a Registration Statement under the Act which has become effective and is current with respect to the shares being sold to the Executive pursuant to an Option and, in this connection, the Company is relying in part on the representations set forth in this Agreement.

          C. Information regarding Common Stock; Use of Proceeds. The Executive acknowledges that the Executive has received and reviewed a description of the Common Stock of the Company contained in that certain "Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934" filed with the Securities and Exchange Commission regarding the Special Meeting of the Stockholders of the Company held on June 21, 1995. The Executive further acknowledges that the Executive understands that the Company may use the proceeds from the exercise of any Option for general corporate purposes.

     11. Registration of Option Shares. The Company agrees to file with the Securities and Exchange Commission a Registration Statement under the Act on Form S-8 with respect to the Option Shares no later than the first anniversary of the Effective Time.

     12. Other Payments or Options. Nothing contained in this Agreement shall be deemed in any way to limit or restrict the Company from making any option to purchase Common Stock or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     13.  Miscellaneous.

          A. Notices. All notices and other communications required or permitted under this Agreement shall be in writing, and shall be deemed properly given if delivered personally, mailed by registered or certified mail in the United States mail, postage prepaid, return receipt requested, sent by facsimile, or sent by Express Mail, Federal Express or other nationally recognized express delivery service, as follows:

          If to the Company:

               CRIIMI MAE Inc.
               11200 Rockville Pike
               Rockville, MD  20852
               Attention:   Chairman of the Board
               Fax Number:  301-231-0399

          If to the Executive:

               H. William Willoughby
               719 Springvale Road
               Great Falls, VA  22066

Notice given by hand, certified or registered mail, or by Express Mail, Federal Express or other such express delivery service shall be effective upon actual receipt. Notice given by facsimile transmission shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile transmission shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

          B. Successors. The rights and obligations of the Company and entity affiliates of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and entity affiliates of the Company and their respective successors and assigns, and the rights and obligations of the Executive under this Agreement shall inure to the benefit of, and shall be binding upon, the Executive and the Executive's heirs and personal and legal representatives.

          C. Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Montgomery County, Maryland in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the costs of its own experts and counsel's fees.

          D. Governing Law. This Agreement shall be governed by, and construed in accordance with the provisions of, the law of the State of Maryland, without reference to provisions that refer a matter to the law of any other jurisdiction.

          E. No Effect on Other Rights. The Options granted pursuant to this Agreement are in addition to any other rights and options which may be granted to the Executive under any qualified, non-qualified, incentive, bonus and other stock or stock option plans which may be adopted by the Company.

          F. Surrender of Original Agreement. If the Executive exercises a single Option to purchase all of the Option Shares at one time, the Executive's original counterpart of this Agreement shall be surrendered to the Company for cancellation. If an Option is exercised to purchase less than all of the remaining Option Shares to which the Executive is entitled or a change in the number or designation of the Common Stock shall be made, the Executive's original counterpart of this Option Agreement shall be delivered by the Executive to the Company for the purpose of making an appropriate notation or otherwise reflecting on such counterpart such partial exercise or change.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement, intending to be bound legally.

                         THE COMPANY:

                         CRIIMI MAE Inc.
                           a Maryland corporation

                         By:  _____________________________
                              William B. Dockser, Chairman
                              of the Board

                         THE EXECUTIVE:


                         __________________________________
                         H. William Willoughby

                                     EXHIBIT

                                      4(c)

                      AMENDED AND RESTATED CRIIMI MAE INC.
                       STOCK OPTION PLAN FOR KEY EMPLOYEES


     1. Purpose. This Amended and Restated Stock Option Plan for Key Employees (this "Plan") for CRIIMI MAE Inc. (the "Company") and its subsidiaries, is intended to provide opportunities to purchase shares (each, an "Option") of the Company's common stock (the "Common Stock") to (a) persons holding the executive position of vice president or more senior of the Company and its subsidiaries and (b) other employees of the Company and its subsidiaries who are otherwise designated by the Stock Option Committee (the "Committee") as key employees (each of (a) and (b), an "Eligible Employee"). This Plan as originally adopted became effective on June 30, 1995. This Plan, as amended and restated, is effective as of July 28, 1995.


     2.   General Administration.

          A. Committee Members. This Plan shall be administered by the Committee consisting of not fewer than three members of the Board of Directors (the "Board") of the Company. Except as permitted by Securities Exchange Act Rule 16b-3(c)(2), no person serving as a Committee member shall be eligible to be granted or awarded equity securities pursuant to this Plan or any other plan established by the Company, nor shall any person serve as a Committee member if during the one year prior to his or her appointment to the Committee, he or she was granted or awarded equity securities pursuant to this Plan.

          B.   Authority of Committee.  The Committee shall have the authority
(i) to exercise all of the powers granted to it under this Plan; (ii) to construe, interpret and implement this Plan and any Option Agreements executed pursuant to Section 7 below; (iii) to prescribe, amend and rescind rules and regulations relating to this Plan, including rules governing the Committee's own operations; (iv) to make all determinations necessary or advisable in administering this Plan; (v) to correct any defect, supply any omission and reconcile any inconsistency in this Plan; and (vi) to amend this Plan to reflect changes in applicable law.

          C. Majority Vote. Actions of the Committee shall be taken by the affirmative vote of a majority of the Committee members. Any action may be taken by an instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if such action had been taken by a vote at a Committee meeting.

          D. Binding Determination. The determination of the Committee on all matters relating to this Plan or any Option Agreement shall be final, binding and conclusive.

          E. No Liability. No Committee member shall be liable for any action or determination made in good faith with respect to this Plan, including any Option.

          F. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

               (1) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (2) "Fair Market Value" per share as of a particular date shall mean the closing sales price per share of Common Stock on the principal national securities exchange on which the shares of Common Stock shall then be listed for the last preceding date on which there was a sale of such Common Stock on such exchange.

               (3) "Incentive Stock Option" means one or more options to purchase Common Stock which, at the time such options are granted under this Plan or any other such plan of the Company, qualify as incentive stock options under Section 422 of the Code.


     3.   Eligibility.   The Committee may from time to time in its sole
discretion determine that any key Employee shall be ineligible to receive Options, notwithstanding a prior determination that such key Employee was an Eligible Employee.


     4. Options. Options may be granted at any time prior to June 30, 2000 to each Eligible Employee selected by the Committee (upon the grant of such option, each an "Optionee"), in such numbers of shares as may be determined by the Committee. At the time of the grant of each Option under the Plan, the Committee shall determine whether such Option is to be designated an Incentive Stock Option.


     5.   Common Stock.

          A. Type of Stock. The stock subject to the Options shall be Common Stock.

          B. Number of Shares. The total number of shares of Common Stock with respect to which Options may be granted shall not exceed Five Hundred Thousand (500,000). Common Stock issued pursuant to this Plan may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of this Plan.
The Committee may direct that any certificate evidencing Common Stock issued pursuant to this Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

          C. Change in Number of Shares. If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for each outstanding Option and the number of such shares covered by each outstanding Option, and the "Option Price" (as such term is defined below) per share under each outstanding Option, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided however, that any fractional shares resulting from any such adjustment shall be eliminated.

          D. Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, each outstanding Option granted under this Agreement shall terminate as of a date to be fixed by the Committee; provided however, that the Optionee shall have the right, immediately prior to such termination, to exercise such outstanding Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such outstanding Options would not otherwise be exercisable.

          E. Corporate Reorganization. If there is any change in the number of outstanding shares of Common Stock by reason of merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Common Stock available for issuance both in the aggregate and with respect to each outstanding Option, and the Option Price per share under each outstanding Option, shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive. In the event of any merger, consolidation or combination of the Company with or into another corporation (other than a merger, consolidation or combination in which the Company is the surviving corporation and which does not result in any reclassification or other change in the number of outstanding shares of Common Stock), the Optionee shall have the right thereafter and during the term of each such Option to receive, after such Option is duly exercised in accordance with the terms of this Agreement, for each share of Common Stock as to which the Option shall be exercised, the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof which would have been received upon such merger, consolidation or combination by the holder of one share of Common Stock immediately prior to such merger, consolidation or combination.

          F. Change in Common Stock. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Agreement.

          G. Adjustments by Committee. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive; provided however, that each Option granted pursuant to this Plan and designated an Incentive Stock Option shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

          H. No Other Rights. Except as expressly provided in this Section 5, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Option. The grant of the Options pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.


     6. Rights as a Shareholder. The Optionee or a permitted transferee of the Options shall have no rights as a shareholder with respect to any shares covered by the Options until the date of the issuance of a stock certificate to the Optionee or permitted transferee for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 5 above.


     7. Terms and Conditions of Options. Each Option granted shall be evidenced by an Option Agreement in such form as the Committee may from time to time approve. By executing an Option Agreement, an Optionee thereby agrees that the Option shall be subject to the provisions of such Option Agreement and this Plan. Options shall comply with and be subject to the following terms and conditions:

          (a) Option Price. The purchase price (the "Option Price") shall be stated in the Option Agreement and shall be (i) $9.77 for Options granted under this Plan prior to July 28, 1995 and (ii) not less than the Fair Market Value of the Common Stock on the date of grant of the Option for all Options granted under this Plan on or after July 28, 1995.

          (b) Value of Common Stock. Options may be granted to any key employee for Common Stock of any value; provided however, that the aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which Options that qualify as Incentive Stock Options are exercisable by the Optionee for the first time during any calendar year (under all the plans of the Company and its parent, if any, and subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000).

          (c) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or, with the prior approval of the Company, in Common Stock held by the Optionee having a Fair Market Value in the aggregate equal to such Option Price or in a combination of cash and such shares.

          (d) Number of Option Shares; Number of Option Shares per Option. The number of shares of Common Stock available to be purchased by an Optionee ("Option Shares") shall be as set forth in such Optionee's Option Agreement. No Option may be exercised at any one (1) time for less than one hundred (100) shares of Common Stock, unless the number of Option Shares remaining to be purchased is fewer than one hundred (100), in which case the last Option shall be to purchase all of the remaining Option Shares.

          (e) Term and Exercise of Options. Each Option shall become vested and first exercisable as set forth in an Optionee's Option Agreement and an Option may thereafter be exercised at any time or from time to time prior to the close of business on the day before the eighth anniversary after the Option is granted.


     8. Termination of Employment. The effect of the termination of an Optionee's employment shall be as set forth in such Optionee's Option Agreement with the Company.

     9. No Grant of Other Rights. Nothing in this Plan shall confer upon the Optionee any right to continue in the employ of CRIIMI MAE Management, Inc. ("CRIIMI Management"), the Company or any of their respective divisions or affiliates, or interfere in any way with the right of CRIIMI Management, the Company or any such division or affiliate to terminate such employment at any time.


     10.  Restrictions.

          A. Non-Transferability of Options. The Options shall not be transferable other than by will or by the laws of descent and distribution, and, during an Optionee's lifetime, each Option may be exercised only by the Optionee, or upon adjudication of the Optionee's mental capacity, by the Optionee's legally appointed representative.

          B. Consent to Plan Action. If the Committee shall at any time determine that any "Consent" (as such term is defined below) is necessary or desirable as a condition of, or in connection with, the granting of any Option, the issuance or purchase of Common Stock or other rights thereunder, or the taking of any other action thereunder (each such action being a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the Committee's full satisfaction.

          C. Definition of Consent. The term "Consent" as used in this Plan with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any inter-dealer quotation system of a registered national securities association or any national securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Optionee with respect to the disposition of Common Stock, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification, or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and
(iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

          D. Additional Requirements Regarding Intent. In furtherance of the foregoing, at the time of any exercise of an Option, the Committee may, if it shall determine it is required by law, require the Optionee as a condition to the exercise thereof, to deliver to the Committee a written representation of the Optionee's present intention to purchase the Common Stock for investment and not for distribution or re-sale. If such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon the Optionee's exercise of part or all of an Option and a stop transfer order may be placed with the transfer agent. Each such Option shall also be subject to the requirement that, if at any time the Committee determines, in its discretion, that either (i) the listing, registration or qualification of Common Stock subject to an Option upon any securities exchange or under any state, federal or foreign law, or (ii) the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee shall not have the power to require or oblige the Company to register any Common Stock subject to an Option and any requirement imposed by the Committee relating to the registration of Common Stock shall not bind the Company to cause the registration of such Common Stock.


     11. Nature of Payments. All Options granted shall be in consideration of services performed for the Company by the Optionee.


     12. Non-Uniform Determinations. The Committee's determinations under this Plan need not be uniform and may be made by it selectively among Eligible Employees (whether or not such Eligible Employees are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations which may, inter alia, reflect the specific terms of individual employment agreements, and to enter into non-uniform and selective Option Agreements, as to
(a) the persons to receive Options and (b) the terms and conditions of Options.


     13. Other Payments or Options. Nothing contained in this Plan shall be deemed in any way to limit or restrict the Company from making any option to purchase Common Stock or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.


     14.  Amendment and Termination.

          A. Amendment of Plan. The Board may from time to time suspend, discontinue, revise or amend this Plan in any respect whatsoever. In addition, no such amendment shall materially impair any rights or materially increase any obligations under any outstanding Option without the consent of the Optionee (or, upon the Optionee's death or adjudication of mental incapacity, the Optionee's legally appointed representative).

          B. Cancellation and Issuance of New Options. The Committee may cancel any outstanding Option and issue a new Option in substitution therefor. The Committee also may amend any outstanding Option Agreement, including any amendment which would: (i) accelerate the time or times at which the Option becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Option Agreement; or (iii) waive or amend the operation of Section 4 of an Optionee's Option Agreement with respect to the treatment of Options upon termination of employment. However, any such cancellation or amendment that materially impairs the rights or materially increases the obligations of an Optionee under an outstanding Option shall be made only with the consent of the Optionee (or, upon the Optionee's death, the person having the right to exercise the Option).

     15. Savings Clause. Notwithstanding any other provision hereof, this Plan is intended to qualify as a plan pursuant to which Incentive Stock Options may be issued under Section 422 of the Code. If this Plan or any provision of this Plan shall be held to be invalid or to fail to meet the requirements of Section 422 of the Code or the regulations promulgated thereunder, such invalidity or failure shall not affect the remaining parts of this Plan, but rather it shall be construed and enforced as if the Plan or the affected provision thereof, as the case may be, complied in all respects with the requirements of Section 422 of the Code.

     16. Section Headings. The section headings contained in this Plan are for the purpose of convenience only and are not intended to define or limit the contents of such sections.


Adopted by the Board of Directors of the Company as of July 28, 1995.

Attest:


________________________________
Corporate Secretary
Date: July 28, 1995

                                     EXHIBIT

                                      4(d)

                            FORM OF OPTION AGREEMENT


     THIS OPTION AGREEMENT (this "Agreement") is made and entered into effective as of June 30, 1995 (the "Effective Time"), by and between CRIIMI MAE Inc., a Maryland corporation (the "Company"), and ________ (the "Executive"), a resident of ________.


                                    RECITALS

     R-1. CRIIMI MAE Management, Inc. ("CRIIMI Management"), an affiliate of the Company, employs the Executive in a key professional capacity, pursuant to an Employment and Non-Competition Agreement (the "Employment Agreement") made effective as of the Effective Time.

     R-2. Pursuant to a Stock Option Plan (the "Plan") adopted by the Company effective as of the Effective Time, the Company wishes to provide to the Executive opportunities to purchase shares of the Company's common stock (the "Common Stock"), upon the terms and conditions set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:


     1. Incorporation of Plan; Grant of Option; Purchase Price. Subject to the provisions set forth in this Agreement and the provisions of the Plan, the provisions of which are incorporated in this Agreement by this reference, the Company grants to the Executive, and the Executive accepts from the Company, an option (upon each partial or a total exercise, an "Option") to purchase from the Company up to ________ shares (the "Option Shares") of the Company's Common Stock for the purchase price established in the Plan.

     2.   Timing of Exercise; Vesting Schedule.

          A.   Timing.  Subject to the vesting schedule set forth in
Section 2.B. below and earlier termination as provided in Section 4 below, an Option may be exercised at any time or from time to time prior to the close of business on the day before the eighth anniversary of the Effective Time.

          B. Vesting Schedule. The right to purchase Option Shares is limited to Options which have vested. Subject to Section 4 below and Section 5 of the Plan, the Executive's rights to exercise Options to purchase Option Shares shall vest in accordance with the following schedule:

          (i) such rights shall vest as to one-third (1/3) of the Option Shares on the first anniversary of the Effective Time;

          (ii) such rights shall vest as to a second one-third (1/3) of the Option Shares on the second anniversary of the Effective Time; and

          (iii) such rights shall vest as to the remaining one-third (1/3) of the Option Shares on the third anniversary of the Effective Time.


     3. Manner of Exercise. Option Shares may be purchased by giving the Company notice of exercise of an Option sent in accordance with the notice provisions of this Agreement. The notice shall specify the number of Option Shares being purchased and payment in full for the Option Shares shall accompany the notice of exercise. Each Option shall be exercised in accordance with any other administrative regulations as the Company shall from time to time adopt.

     4. Termination of Executive's Employment. Capitalized terms not otherwise identified in this Section shall have the respective meanings attributed to them in the Employment Agreement. The following shall be the treatment accorded the Executive's right to exercise Options to purchase Option Shares upon the termination of the Executive's employment by CRIIMI Management:

          (a) Termination by Death. If the Executive's employment is terminated by death, any rights to exercise Options to purchase Option Shares under this Agreement that shall not have vested pursuant to Section 2.B of this Agreement shall vest immediately upon the death of the Executive.

          (b) Termination for Cause. If the Executive's employment is terminated by CRIIMI Management for Cause, any rights to exercise Options to purchase Option Shares under this Agreement that shall not have vested pursuant to Section 2.B of this Agreement within thirty (30) days following such termination shall terminate. Furthermore, all rights to exercise Options to purchase Option Shares that are vested or that will vest within such thirty (30) day period must be exercised within one hundred eighty (180) days following such termination of employment or such rights shall terminate.

          (c) Termination Without Cause. If the Executive's employment is terminated by CRIIMI Management without Cause, the Executive's right to exercise Options to purchase Option Shares in accordance with the vesting schedule set forth in Section 2.B of this Agreement shall not be affected by any such termination of employment without Cause.

          (d) Termination for Permanent Disability. If the Executive's employment is terminated by CRIIMI Management because of the Executive's Permanent Disability, the Executive's right to exercise Options to purchase Option Shares in accordance with the vesting schedule set forth in Section 2.B of this Agreement shall not be affected by any such termination of employment due to Permanent Disability.

          (e) Involuntary Resignation. If an Involuntary Resignation of the Executive occurs, the Executive's right to exercise Options to purchase Option Shares in accordance with the vesting schedule set forth in Section 2.B of this Agreement shall not be affected by any such Involuntary Resignation.

          (f) Voluntary Resignation. If the Executive voluntarily resigns the Executive's employment, any rights to exercise Options to purchase Option Shares that have not vested pursuant to Section 2.B of this Agreement shall terminate immediately upon such voluntary resignation. Furthermore, all rights to exercise Options to purchase Option Shares that are vested must be exercised within one hundred eighty (180) days following such voluntary resignation or such rights shall terminate.

          (g) Failure to Extend the Term. If the Executive is an employee of CRIIMI Management at the third anniversary of the commencement of the Term and the Executive and CRIIMI Management have not reached mutual agreement with respect to the Executive's continued employment by CRIIMI Management and the Executive's employment is deemed to be terminated, the vesting schedule and the Executive's right to exercise Options to purchase Option Shares set forth in
Section 2.B of this Agreement shall not be affected by any such termination.

     5. Non-Transferability of Options. The Options granted under this Agreement are not transferable other than by will or by the laws of descent and distribution, and, during the Executive's lifetime, each Option may be exercised only by the Executive, or if the Executive becomes incapacitated, by the Executive's legally appointed representative.

     6. Agreements Regarding Withholding Taxes. No later than the date of exercise of any Option granted hereunder, the Executive will pay to CRIIMI Management or make arrangements satisfactory to CRIIMI Management regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option, if any. The Executive may, with CRIIMI Management's prior approval, make such payment in whole or in part by surrendering Common Stock to CRIIMI Management, valued at its fair market value.

     7.   Representations and Acknowledgements by the Executive.

          A. Investment Intent; Resale. The Executive represents, warrants and agrees that the Executive will not, at any time or times, directly or indirectly, offer, sell, distribute, pledge, or otherwise grant a security interest in or otherwise dispose of or transfer all, any portion of or any interest in, any shares purchased on exercise of an Option (or solicit an offer to buy, take in pledge or otherwise acquire or receive, all or any portion thereof), except pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement has become effective and is current with respect to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Act. If the Company so requires, the availability of such exemption shall be the subject matter of an opinion of counsel reasonably acceptable to the Company that no registration under the Act is required with respect to such offer, sale, distribution, pledge, grant or other disposition or transfer.

          B. Compliance with Securities Laws. The Executive understands that the Options have been granted and the shares to be sold to the Executive upon exercise of an Option will be sold to the Executive pursuant to exemptions from the registration requirements in the Act until such time as the Company shall file a Registration Statement under the Act which has become effective and is current with respect to the shares being sold to the Executive pursuant to an Option and, in this connection, the Company is relying in part on the representations set forth in this Agreement.

          C. Information regarding Common Stock; Use of Proceeds. The Executive acknowledges that the Executive has received and reviewed a description of the Common Stock of the Company contained in that certain "Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934" filed with the Securities and Exchange Commission regarding the Special Meeting of the Stockholders of the Company held on June 21, 1995. The Executive further acknowledges that the Executive understands that the Company may use the proceeds from the exercise of any Option for general corporate purposes.

     8. Registration of Option Shares. The Company agrees to file with the Securities and Exchange Commission a Registration Statement under the Act on Form S-8 with respect to the Option Shares no later than the first anniversary of the Effective Time.

     9.   Miscellaneous.

          A. Notices. All notices and other communications required or permitted under this Agreement shall be in writing, and shall be deemed properly given if delivered personally, mailed by registered or certified mail in the United States mail, postage prepaid, return receipt requested, sent by facsimile, or sent by Express Mail, Federal Express or other nationally recognized express delivery service, as follows:

          If to the Company:

               CRIIMI MAE Inc.
               11200 Rockville Pike
               Rockville, MD  20852
               Attention:  Chairman of the Board
               Fax Number:    301-231-0399


          If to the Executive:

Notice given by hand, certified or registered mail, or by Express Mail, Federal Express or other such express delivery service shall be effective upon actual receipt. Notice given by facsimile transmission shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile transmission shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

          B. Successors. The rights and obligations of the Company and entity affiliates of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and entity affiliates of the Company and their respective successors and assigns, and the rights and obligations of the Executive under this Agreement shall inure to the benefit of, and shall be binding upon, the Executive and the Executive's heirs and personal and legal representatives.

          C. Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Montgomery County, Maryland in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the costs of its own experts and counsel's fees.

          D. Governing Law. This Agreement shall be governed by, and construed in accordance with the provisions of, the law of the State of Maryland, without reference to provisions that refer a matter to the law of any other jurisdiction.

          E. No Effect on Other Rights. The Options granted pursuant to this Agreement are in addition to any other rights and options which may be granted to the Executive under any qualified, non-qualified, incentive, bonus and other stock or stock option plans which may be adopted by the Company.

          F. Surrender of Original Agreement. If the Executive exercises a single Option to purchase all of the Option Shares at one time, the Executive's original counterpart of this Agreement shall be surrendered to the Company for cancellation. If an Option is exercised to purchase less than all of the remaining Option Shares to which the Executive is entitled or a change in the number or designation of the Common Stock shall be made, the Executive's original counterpart of this Option Agreement shall be delivered by the Executive to the Company for the purpose of making an appropriate notation or otherwise reflecting on such counterpart such partial exercise or change.

                      (Signatures follow on following page)

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement, intending to be bound legally.


                         THE COMPANY:

                         CRIIMI MAE Inc.
                           a Maryland corporation


                         By:  _____________________________
                            William B. Dockser
                            Chairman of the Board



                         THE EXECUTIVE:

                         __________________________________
                         [name and title]

                                     EXHIBIT

                                      4(e)

                            FORM OF OPTION AGREEMENT
                                 CRIIMI MAE INC.


     THIS OPTION AGREEMENT (this "Agreement") is made and entered into effective as of June 30, 1995 (the "Effective Time"), by and between CRIIMI MAE Inc., a Maryland corporation (the "Company"), and __________ (the "Employee"), a resident of ________.


                                    RECITALS

     R-1. CRIIMI MAE Management, Inc. ("CRIIMI Management"), an affiliate of the Company, employs the Employee.

     R-2. Pursuant to a Stock Option Plan (the "Plan") adopted by the Company effective as of the Effective Time, the Company wishes to provide to the Employee opportunities to purchase shares of the Company's common stock (the "Common Stock"), upon the terms and conditions set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:

     1. Incorporation of Plan; Grant of Option; Purchase Price. Subject to the provisions set forth in this Agreement and the provisions of the Plan, the provisions of which are incorporated in this Agreement by this reference, the Company grants to the Employee, and the Employee accepts from the Company, an option (upon each partial or a total exercise, an "Option") to purchase from the Company up to _______ shares (the "Option Shares") of the Company's Common Stock for the purchase price established in the Plan.

     2.   Timing of Exercise; Vesting Schedule.

          A.   Timing.  Subject to the vesting schedule set forth in
Section 2.B. below and earlier termination as provided in Section 4 below, an Option may be exercised at any time or from time to time prior to the close of business on the day before the eighth anniversary of the Effective Time.

          B. Vesting Schedule. The right to purchase Option Shares is limited to Options which have vested. Subject to Section 4 below and Section 5 of the Plan, the Employee's rights to exercise Options to purchase Option Shares shall vest in accordance with the following schedule:

          (i) such rights shall vest as to one-third (1/3) of the Option Shares on the first anniversary of the Effective Time;

          (ii) such rights shall vest as to a second one-third (1/3) of the Option Shares on the second anniversary of the Effective Time; and

          (iii) such rights shall vest as to the remaining one-third (1/3) of the Option Shares on the third anniversary of the Effective Time.

     3. Manner of Exercise. Option Shares may be purchased by giving the Company notice of exercise of an Option sent in accordance with the notice provisions of this Agreement. The notice shall specify the number of Option Shares being purchased and payment in full for the Option Shares shall accompany the notice of exercise. Each Option shall be exercised in accordance with any other administrative regulations as the Company shall from time to time adopt.

     4. Termination of Employee's Employment. The following shall be the treatment accorded the Employee's right to exercise Options to purchase Option Shares upon the termination of the Employee's employment by CRIIMI Management:

          (a) Termination by Death. If the Employee's employment is terminated by death, immediately upon the death of the Employee: (i) any rights to exercise Options to purchase Option Shares under this Agreement that were to vest pursuant to Section 2.B of this Agreement within twelve (12) months after the date of the Employee's death shall vest and (ii) all other rights to exercise Options shall terminate. All rights to exercise Options to purchase Option Shares that were already vested prior to the Employee's death or that would have vested within such twelve (12) month period must be exercised within eighteen
(18) months after such death or such rights shall terminate.

          (b) Termination for Cause. If the Employee's employment is terminated by CRIIMI Management for "Cause" (as defined below), immediately upon such termination, any rights to exercise Options to purchase Option Shares under this Agreement that shall not have vested pursuant to Section 2.B of this Agreement shall terminate. Furthermore, all rights to exercise Options to purchase Option Shares that are vested must be exercised within thirty (30) days following such termination of employment or such rights shall terminate. For purposes of this Agreement, "Cause" shall mean:

               (1) (A) Active participation by the Employee in fraudulent conduct, (B) conviction of, or a guilty plea to, a felony, (C) a deliberate act or series of deliberate acts which, in the reasonable judgment of CRIIMI Management, results or would likely result in material injury to the business, operations or business reputation of CRIIMI Management, (D) an act or series of acts of dishonesty, recklessness or gross negligence or (E) the Employee's willful failure to perform any of the Employee's material duties.

               (2) Excessive absenteeism by the Employee; provided that absenteeism (x) related to illness or otherwise covered by Section 4(d) of this Agreement, (y) required to be permitted under applicable federal or state laws, or (z) permitted under a policy of CRIIMI Management, shall not deemed to be excessive.

          (c) Termination Without Cause. If the Employee's employment is terminated by CRIIMI Management without Cause, immediately upon such termination, any rights to exercise Options to purchase Option Shares under this Agreement that shall not have vested pursuant to Section 2.B of this Agreement shall terminate. Furthermore, all rights to exercise Options to purchase Option Shares that are vested must be exercised within one hundred eighty (180) days following such termination of employment or such rights shall terminate.

          (d) Termination for Permanent Disability. If the Employee's employment is terminated by CRIIMI Management because of the Employee's "Permanent Disability" (as defined below), on the date of determination of the Employee's Permanent Disability, (i) any rights to exercise Options to purchase Option Shares under this Agreement that were to vest pursuant to Section 2.B of this Agreement within twelve (12) months after such determination shall vest and
(ii) all other rights to exercise Options shall terminate. All rights to exercise Options to purchase Option Shares that were already vested prior to such determination or that would have vested within such twelve (12) month period must be exercised within eighteen (18) months after such date of Permanent Disability or such rights shall terminate. For purposes of this Agreement, the Employee's "Permanent Disability" shall be deemed to have occurred one (1) day after (x) one hundred fifty (150) days in the aggregate during any consecutive twelve (12) month period, or (y) one hundred five (105) consecutive days that the Employee, by reason of the Employee's physical or mental disability or illness, shall have been unable to discharge fully the Employee's duties. If either the Company or the Employee, after receipt of notice of the Employee's Permanent Disability from the other, disagrees that the Employee's Permanent Disability shall have occurred, the Employee shall promptly submit to a physical examination by, or at the direction of, the chief of medicine of any major accredited hospital in the Washington, D.C. metropolitan area and, unless such physician shall issue a written statement to the effect that, in such physician's opinion, based on such physician's diagnosis, the Employee is capable of resuming employment and devoting full time and energy to discharging fully the Employee's duties within thirty (30) days after the date of such statement, such Permanent Disability shall be deemed to have occurred on a date determined in accordance with the second sentence of this Section 4(d).

          (e) Resignation. If the Employee resigns the Employee's employment, any rights to exercise Options to purchase Option Shares that have not vested pursuant to Section 2.B of this Agreement shall terminate immediately upon such resignation. Furthermore, all rights to exercise Options to purchase Option Shares that are vested must be exercised within thirty (30) days following such resignation or such rights shall terminate.

     5. Non-Transferability of Options. The Options granted under this Agreement are not transferable other than by will or by the laws of descent and distribution, and, during the Employee's lifetime, each Option may be exercised only by the Employee, or if the Employee becomes incapacitated, by the Employee's legally appointed representative.

     6. Agreements Regarding Withholding Taxes. No later than the date of exercise of any Option granted hereunder, the Employee will pay to CRIIMI Management or make arrangements satisfactory to CRIIMI Management regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option, if any. The Employee may, with CRIIMI Management's prior approval, make such payment in whole or in part by surrendering Common Stock to CRIIMI Management, valued at its fair market value.

     7.   Representations and Acknowledgements by the Employee.

          A. Investment Intent; Resale. The Employee represents, warrants and agrees that the Employee will not, at any time or times, directly or indirectly, offer, sell, distribute, pledge, or otherwise grant a security interest in or otherwise dispose of or transfer all, any portion of or any interest in, any shares purchased on exercise of an Option (or solicit an offer to buy, take in pledge or otherwise acquire or receive, all or any portion thereof), except pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement has become effective and is current with respect to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Act. If the Company so requires, the availability of such exemption shall be the subject matter of an opinion of counsel reasonably acceptable to the Company that no registration under the Act is required with respect to such offer, sale, distribution, pledge, grant or other disposition or transfer.

          B. Compliance with Securities Laws. The Employee understands that the Options have been granted and the shares to be sold to the Employee upon exercise of an Option will be sold to the Employee pursuant to exemptions from the registration requirements in the Act until such time as the Company shall file a Registration Statement under the Act which has become effective and is current with respect to the shares being sold to the Employee pursuant to an Option and, in this connection, the Company is relying in part on the representations set forth in this Agreement.

          C. Information regarding Common Stock; Use of Proceeds. The Employee acknowledges that the Employee has received and reviewed a description of the Common Stock of the Company contained in that certain "Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934" filed with the Securities and Exchange Commission regarding the Special Meeting of the Stockholders of the Company held on June 21, 1995. The Employee further acknowledges that the Employee understands that the Company may use the proceeds from the exercise of any Option for general corporate purposes.

     8. Registration of Option Shares. The Company agrees to file with the Securities and Exchange Commission a Registration Statement under the Act on Form S-8 with respect to the Option Shares no later than the first anniversary of the Effective Time.

     9.   Miscellaneous.

          A. Notices. All notices and other communications required or permitted under this Agreement shall be in writing, and shall be deemed properly given if delivered personally, mailed by registered or certified mail in the United States mail, postage prepaid, return receipt requested, sent by facsimile, or sent by Express Mail, Federal Express or other nationally recognized express delivery service, as follows:

          If to the Company:

               CRIIMI MAE Inc.
               11200 Rockville Pike
               Rockville, MD  20852
               Attention:  Chairman of the Board
               Fax Number:    301-231-0399

          If to the Employee:





Notice given by hand, certified or registered mail, or by Express Mail, Federal Express or other such express delivery service shall be effective upon actual receipt. Notice given by facsimile transmission shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile transmission shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

          B. Successors. The rights and obligations of the Company and entity affiliates of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and entity affiliates of the Company and their respective successors and assigns, and the rights and obligations of the Employee under this Agreement shall inure to the benefit of, and shall be binding upon, the Employee and the Employee's heirs and personal and legal representatives.

          C. Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Montgomery County, Maryland in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the costs of its own experts and counsel's fees.

          D. Governing Law. This Agreement shall be governed by, and construed in accordance with the provisions of, the law of the State of Maryland, without reference to provisions that refer a matter to the law of any other jurisdiction.

          E. No Effect on Other Rights. The Options granted pursuant to this Agreement are in addition to any other rights and options which may be granted to the Employee under any qualified, non-qualified, incentive, bonus and other stock or stock option plans which may be adopted by the Company.

          F. Surrender of Original Agreement. If the Employee exercises a single Option to purchase all of the Option Shares at one time, the Employee's original counterpart of this Agreement shall be surrendered to the Company for cancellation. If an Option is exercised to purchase less than all of the remaining Option Shares to which the Employee is entitled or a change in the number or designation of the Common Stock shall be made, the Employee's original counterpart of this Option Agreement shall be delivered by the Employee to the Company for the purpose of making an appropriate notation or otherwise reflecting on such counterpart such partial exercise or change.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement, intending to be bound legally.


                         THE COMPANY:

                         CRIIMI MAE Inc.
                           a Maryland corporation


                         By:  _____________________________
                            William B. Dockser
                            Chairman of the Board



                         THE EMPLOYEE:

                         __________________________________
                         [name]

                                     EXHIBIT

 Arent Fox
 1050 Connecticut Avenue, NW
 Washington, DC  20036-5339

James B. Halpern
Tel: 202/857-6246
Fax: 202/857-6395


November ___, 1995

CRIIMI MAE INC.
11200 Rockville Pike
Rockville, MD 20852

Ladies and Gentlemen:

We have acted as counsel to CRIIMI MAE INC. (the "Company") with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, by the Company of an aggregate of 3,500,000 shares of its $.01 par value common stock (the "Shares") issuable upon exercise of: (i) stock options granted under the Company's Employee Stock Option Agreements (the "Agreements"); and (ii) stock options granted under the Company's Stock Option Plan for Key Employees (the "Plan").

In connection with this opinion letter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other records, documents, certificates agreements or other instruments and have made such other inquiries, all as we deemed necessary to enable us to render the opinions expressed below.

Based on the foregoing, we of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Agreements and the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as part of the Registration Statement and to the reference to our firm therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules promulgated thereunder.


Very truly yours,


ARENT FOX KINTNER PLOTKIN & KAHN

                                     EXHIBIT

                                      24(b)

                    Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 7, 1995 included in CRIIMI MAE Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this Registration Statement File No._________.

January 16, 1996